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                                                                  Exhibit 23 (1)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Credit Acceptance Corporation on Forms S-3 (File Nos. 33-75246 (as amended) and 333-18301) and Forms S-8 (File Nos. 33-64876 and 33-80339) of our report dated January 26, 2000, appearing in this Annual Report on Form 10-K of Credit Acceptance Corporation for the year ended December 31, 1999.



DELOITTE & TOUCHE
Detroit, Michigan
March 29, 2000